SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On April 15, 2004, the Executive Vice President – Marketing and Sales of Union Pacific Railroad Company (“UPRR”), the principal operating subsidiary of Union Pacific Corporation (the “Company”), issued a letter to customers, providing them with current information regarding UPRR’s service. The letter is furnished herewith as Exhibit 99 and is incorporated herein by reference. Union Pacific intends to make this letter and any future updates available on its website at www.uprr.com/customers/.

The letter furnished herewith may contain statements about the Company’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding expectations as to operational or service improvements; the time by which objectives will be achieved; statements concerning predictions or expectations, including those regarding the effectiveness of steps taken to improve operations or service such as the hiring and training of train crews and the acquisition of additional locomotives; statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2004

UNION PACIFIC CORPORATION

By:	/s/ Carl W. von Bernuth
Carl W. von Bernuth
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99	Union Pacific Railroad Company Customer Letter, dated April 15, 2004